Exhibit 99.3

Team -

I wanted you to be among the first to know that we have just announced with Sprint an agreement that increases Sprint's offer to acquire the approximately 50 percent stake in Clearwire that it does not currently own for $5.00 per share, valuing Clearwire at more than $14 billion. This increased offer represents a 47 percent premium to Sprint's previous offer of $3.40 per share announced on May 21, and a 285 percent premium to Clearwire's closing share price the day before the Sprint-SoftBank discussions were first confirmed in the marketplace on October 11, 2012 when Clearwire was also speculated to be a part of that transaction.

The retention benefits that we shared with you previously remain in effect with this Sprint agreement, and your individual statements will be updated shortly to reflect the $5.00 per share price.

As for the vote, Sprint has received commitments from a group of significant Clearwire stockholders, including Mount Kellett Capital Management LP, Glenview Capital Management LLC, Chesapeake Partners Management Co., and Highside Capital Management LP which collectively own approximately 9 percent of Clearwire's voting shares, to vote their shares in support of the transaction. These stockholders have also agreed to sell their shares to Sprint in the event the transaction does not close. Together with the commitments previously received from Comcast Corp., Intel Corp and Bright House Networks LLC, who collectively own approximately 13 percent of Clearwire's voting shares, to vote their shares in support of the transaction, stockholders owning approximately 22 percent of the Clearwire voting shares not affiliated with Sprint, have agreed to vote their shares in support of the transaction. Sprint also expects a majority of the non-Sprint stockholders to support of the Clearwire merger.

Our board of directors, based on the unanimous recommendation of the Special Committee, has recommend that stockholders accept this revised offer from Sprint.  The board of directors also recommends that stockholders vote FOR the proposed transaction with Sprint and not tender any shares of Class A common stock pursuant to the DISH tender offer. As for this Monday's Special Meeting of Stockholders, we plan to adjourn the meeting without conducting any business. We plan to reconvene the Special Meeting of Stockholders on July 8.

The amended agreement with Sprint clearly acknowledges the significant value present in Clearwire - from our deep portfolio of wireless spectrum to the tremendous amount of progress this team has made in improving our operations and beginning the construction of our next-generation 4G LTE network.

Erik

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature. This document contains forward-looking statements relating to the proposed Merger between Sprint and Clearwire pursuant to the Merger Agreement and the related transactions (collectively, the “transaction”). All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and synergies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (i) any conditions imposed in connection with the transaction, (ii) approval of the transaction by Clearwire stockholders, (iii) the satisfaction of various other conditions to the closing of the transaction contemplated by the Merger Agreement, (iv) legal proceedings that may be initiated related to the transaction, and (v) other factors discussed in Clearwire's and Sprint's Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2012, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that have been or will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized. None of Sprint, Clearwire or Collie Acquisition Corp. undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It
In connection with the transaction, Sprint and Clearwire have filed a Rule 13e-3 Transaction Statement and Clearwire has filed a definitive proxy statement with the SEC. The definitive proxy statement has been mailed to the Clearwire's stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS  BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire's filings with the SEC are also available on its website at www.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the definitive proxy statement for Clearwire's Special Meeting of Stockholders, which was filed with the SEC on April 23, 2013. Information about Sprint's officers and directors is set forth in Sprint's Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the definitive proxy statements regarding the transaction, which was filed by Clearwire with the SEC.